UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1200 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BRSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2019, Global Brass and Copper Holdings, Inc. (the “Company”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of directors	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Vicki L. Avril	19,191,997	209,746	4,952	1,241,297
Donald L. Marsh	19,202,207	199,531	4,957	1,241,297
Bradford T. Ray	19,281,392	120,143	5,160	1,241,297
John H. Walker	19,265,134	137,422	4,139	1,241,297
John J. Wasz	19,356,494	46,058	4,143	1,241,297
Martin E. Welch, III	19,279,890	121,646	5,159	1,241,297
Ronald C. Whitaker	19,216,819	184,717	5,159	1,241,297

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for 2019	20,441,222	197,424	9,346	-
Vote to approve, on an advisory basis, the compensation of the Company's named executive officers	18,785,610	612,368	8,717	1,241,297

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Christopher J. Kodosky
Christopher J. Kodosky
Chief Financial Officer

Date: May 23, 2019